CLASS Z
WARRANT FOR COMMON STOCK


DELTA-OMEGA TECHNOLOGIES, INC.

NUMBER    WARRANTS


This is to certify that, for value received and subject to the terms and conditions herein set forth, (name of holder) or registered assigned (the "Warrant Holder"), is entitled to purchase, pursuant to the Warrant, commencing July 1, 1996 and ending at 5:00 P.M., Eastern Time, June 30, 2001, unless called, at the price of $.75 per share, as adjusted from time to time as herein set forth (the "Purchase Price"), shares of Common Stock, par value $0.001 per share (the "Common Stock"), of Delta-Omega Technologies, Inc. (the "Company"), a Colorado corporation (such shares of Common Stock purchasable upon exercise of the Warrant
are herein called the "Warrant Stock").   Notwithstanding
anything contained herein to the contrary, this Warrant may not be exercised unless a Registration Statement covering the Warrant Stock is in effect with the Securities and Exchange Commission.

1. Term of Warrant. This Warrant may be exercised in whole at any time commencing July 1, 1996 and ending at 5:00 p.m., Eastern Time, on June 30, 2001, unless extended at the sole discretion of the Board of Directors, or called pursuant to the call provision (the "Expiration Date").

2. Call Provisions. The Warrant may be called after July 1, 2000 and at any time, notwithstanding the date, that the Common Stock of the Company has a closing bid price on whatever market it is traded on of $2.00 per share or more on 10 consecutive trading days during the Term of Warrant after first giving the Warrant Holders notice in writing. If called, the Warrant Holders shall have 30 days from the date of the notice to exercise the Warrants or they shall expire.

3. Oversubscription Rights. The Company will issue to those persons who exercise a Class Z Warrant (an "Eligible Warrantholder"), a Right to subscribe for the purchase of any shares underlying the Class Z Warrants that remain unexercised on the Expiration Date (collectively, the "Additional Shares"), at $.75 per Additional Share (the "Right"). An Eligible Warrantholder who holds Rights (a "Rights Holder"), will be entitled to subscribe for a number of Additional Shares without limitation subject to availability and to allotment as described below.

After 5:00 P.M. Eastern Time, on the Expiration Date, any Additional Shares available for purchase will be allotted pro rata as nearly as practicable to the Rights Holders based upon the ratio of the number of Additional Shares subscribed for by each person to the total number of Additional Shares subscribed for by all Rights Holders. Any determination by the Company in respect to allotments will be final and conclusive. To the extent that Additional Shares are not filled, payments received by the Company with respect thereto will be refunded without interest.

4. Adjustment for Change in Capitalization. The number of shares purchasable upon exercise of this Warrant is subject to adjustment if the Company shall, prior to exercise of any Warrants, effect one or more stock splits, stock dividends, or other increases or reductions of the number of shares of its Common Stock outstanding without receiving compensations therefore in money, services or property or upon the occurrence of certain other events.

5. Reservation of Common Stock. The Company agrees that the number of shares of Common Stock sufficient to provide for the exercise of the Warrant upon the basis herein set forth will at all time during the term of this Warrant be reserved for the exercise thereof.

6. Manner of Exercise. Exercise may be made of all or any part of the Warrant by surrendering it, with the Subscription Form provided for herein duly executed by the Warrant Holder or by the Warrant Holder's duly authorized attorney, plus payment of the Purchase Price, in cash, or by wire transfer of funds, or by bank check, or by certified check, either at the office of the Company's Warrant Agent, American Securities Transfer, Inc., 938 Quail Street, Suite 101, Lakewood, Colorado 80215, or by mailing to the Warrant Agent, American Securities Transfer, Inc., P.O. Box 1596, Denver, Colorado 80201-1596, or at such other office or agency as the company may designate.

7. Issuance of Common Stock Upon Exercise. The Company, at its expense, shall cause to be issued, within ten days after exercise of this Warrant, a certificate or certificates in the name requested by the Warrant Holder of the number of shares of Common Stock (or other securities or property or combination thereof) to which the Warrant Holder is entitled upon such exercise. All shares of Common Stock or other securities delivered upon the exercise of the Warrant shall be validly issued, fully paid and non-assessable. Irrespective of the date of issuance and delivery of a certificate or certificates for any shares of Common Stock or other securities or property or combination thereof issuable upon the exercise of this Warrant, each person (including a corporation) in whose name any such certificate or certificates is to be issued will for all purposes be deemed to have become the holder of record of the Common Stock, the securities, and/or property represented thereby on the date on which a duly executed notice of exercise of this Warrant and payment for the number of shares of Warrant Stock as to which this Warrant Holder has exercised are delivered to the Company as provided for above.

8. No Right as Stockholder. The Warrant Holder is not, by virtue of ownership of the Warrant, entitled to any rights whatsoever of a stockholder of the Company.

9.  Assignment.  This Warrant is freely assignable by the Warrant
Holder hereof upon presenting the Transfer Agent with evidence of an exemption from registration.

IN WITNESS WHEREOF, the Company has caused this Warrant certificate to be signed by its President and by its Secretary, each by a facsimile of his signature, and has caused a facsimile of its corporate seal to be imprinted hereon.

Dated:


[SEAL]

/s/ James V. Janes III
James V. Janes, III, President


/s/ Marian A. Bourque
Marian A. Bourque, Secretary



Countersigned:
     American Securities Transfer, Inc.
     P.O. Box 1596
     Denver, Colorado, 80201

By /s/ American Securities Transfer, Inc.






[REVERSE OF WARRANT]

DELTA-OMEGA TECHNOLOGIES, INC.
TRANSFER FEE $10.00 PER CERTIFICATE

STATEMENT OF OTHER TERMS OF WARRANT

1. Notwithstanding that the number of Shares purchasable upon the exercise of a Warrant may have been adjusted pursuant to the terms of the Warrant Agreement, the Company shall nonetheless not be required to issue fractional Shares upon exercise of a Warrant or to distribute Share Certificates that evidence fractional shares. In lieu of fractional shares there shall be returned to the exercising registered holder of a Warrant upon such exercise an amount in cash, in United States dollars, equal to the amount in excess of that required to purchase the largest number of full Shares.

2. If any Shares issuable upon the exercise of this Warrant require registration or approval of any governmental authority, including, without limitation, the filing of necessary registration statements or amendments or supplements thereto under the Securities Act of 1933, as amended, or the taking of any action under the laws of the United States of America or any political subdivision thereof before such Shares may be validly issued, then the Company covenants that it will in good faith and as expeditiously as possible endeavor to secure such registration or approval or to take such other action as the case may be; PROVIDED, HOWEVER, there is no assurance such registration or approval can be obtained, and in no event shall such Shares be issued and the Company is hereby authorized to suspend the exercise of all Warrants, for the period during which it is endeavoring to obtain such registration or approval or to take such other action.

3. This Warrant Certificate may be exchanged and is transferable at the corporate trust department of the Warrant Agent in Denver, Colorado, by the registered holder hereof or by his duly authorized representative or attorney , upon surrender of the Warrant Certificate duly endorsed or accompanied (if so required by the Company or the Warrant Agent) by a written instrument, or instruments, of transfer satisfactory to the Company or the Warrant Agent. If the right to purchase less than all of the Shares covered hereby shall be so transferred, the registered holder hereof shall be entitled to receive a new Warrant Certificate or Warrant Certificates covering in the aggregate the remaining whole number of Shares.

4. No Warrant Holder, as such, shall be entitled to vote or receive dividends or be deemed the holder of Shares for any purpose, nor shall anything contained in this Warrant Certificate be construed to confer upon any Warrant Holder, as such, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any action by the Company (whether upon any recapitalization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings or other action affecting shareholders (except as provided in the Warrant Agreement), receive dividends or subscription rights, or otherwise, until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have been deliverable as provided in the Warrant Agreement.

5. The Company and the Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notations of ownership or writing hereon made by any one other than the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

6. This Warrant shall be binding upon any successor or assigns of the Company.




SUBSCRIPTION FORM
(To Be Executed By the Warrant Holder if He Desires to Exercise the Warrant in
Whole or in Part)

To:  DELTA-OMEGA TECHNOLOGIES, INC.
     c/o American Securities Transfer, Inc.
     P.O. Box 1596
     Denver, Colorado 80201-1596

The undersigned _______________________________________ hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, ___ Shares provided for therein and tender payment herewith to the order of DELTA-OMEGA TECHNOLOGIES, INC., in the
amount of $         . The undersigned requests that certificates
for such Shares be issued as follows:

Name(s):
Address:
Soc. Sec. No. or other I.D. No., if any
Deliver to:
Address:

and, if said number of Shares shall not be all the Shares purchasable hereunder, that a new Warrant Certificate for the balance remaining of the shares purchasable under the Warrant Certificate be registered in the name of, and delivered to, the undersigned at the address stated above.

This exercise was solicited by and is being effected through _______________________________, a registered securities broker-dealer who is a member of the National Association of Securities Dealers, Inc. If not applicable, write in "N/A".

Date:________________________, 19______.

Signature:X_____________________________________________________

Signature:X_____________________________________________________

Signature(s) Guaranteed: Notice: The signature(s) of this subscription must correspond with the name(s) as written upon the face of the Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

     By:______________________________________________________

ASSIGNMENT FORM
(To Be Signed Only Upon Assignment)

For Value Received, the undersigned hereby sells, assigns and transfers unto
_________________________________________________________________
_________________________________________________________________
_________________________________________________________________
Warrants evidenced by the within Warrant Certificate and appoints ______________to transfer said Warrant Certificate and Warrants on the books of DELTA-OMEGA TECHNOLOGIES, INC., with the full power of substitution in the premises.


Date:________________________, 19______.

Signature:X_____________________________________________________

Signature:X_____________________________________________________
Signature(s) Guaranteed: Notice: The signature(s) of this assignment must correspond with the name(s) as written upon the face of the Warrant Certificate in every particular, without alteration or enlargement or any change whatever.



By:


The signature(s) should be guaranteed by an eligible guarantor institution, (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions with membership in an approved signature guarantee Medallion Program), pursuant to S.E.C. Rule 17Ad-15.